EXHIBIT 23.1


                          SCHUMACHER & ASSOCIATES, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                         2525 FIFTEENTH STREET, SUITE 3H
                                DENVER, CO 80211



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Del Mar Income Partners, Ltd. on Amendment No. 7 to Form S-11, of our report dated February 7, 2006, relating to the financial statements of Del Mar Income Partners, Ltd. for the years ended December 31, 2005 and 2004 and for the period from November 4, 2003 (inception) through December 31, 2005, and to use of our name and the statements with respect to us, as appearing under the heading "Experts" in the prospectus.


/s/ Schumacher & Associates, Inc.
---------------------------------
Schumacher & Associates, Inc.
Denver, Colorado


February 16, 2006